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                                                                     EXHIBIT 4.5

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

 COMMON STOCK                                                                      COMMON STOCK
PAR VALUE $.01                                                                    PAR VALUE $.01




[Center Trust Logo]


THIS CERTIFICATE IS TRANSFERABLE IN                                                        CUSIP 151845 10 4
THE CITIES OF BOSTON OR NEW YORK                                                  SEE REVERSE FOR CERTAIN DEFINITION


                                                        CENTER TRUST, INC.
                                       INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

This certifies that




is the record holder of

                                    FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF

Center Trust, Inc. transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this
Certificate properly presented. This Certificate and the shares represented hereby and issued shall be held subject to all of the provisions of the Charter of the Corporation and the Bylaws of the Corporation, and any amendments thereto. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seat of the Corporation and the facsimile signatures of the duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:
                BankBoston, N.A.
                      TRANSFER AGENT AND REGISTRAR

BY  /s/ L.E. Seeley-Boger                             /s/ Steven Jaffe                   /s/ Edward D. Fox
                    AUTHORIZED SIGNATURE                   CORPORATE SECRETARY               CHAIRMAN AND CHIEF EXECUTIVE OFFICER
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     The Corporation is authorized to issue three classes of capital stock which are designated as Common Stock, Preferred Stock and Excess Stock.  The
Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the
Corporation is authorized to issue, or the differences in the relative, rights and preferences between the shares of each series of a class in series which the
Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of classes.  Such request may be made to the Secretary of the Corporation or to its transfer agent.

     The shares represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation's maintenance of its status as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the charter of the Corporation, no Person may Beneficially Own or Constructively Own shares of Common Stock in excess of 9.8% (measured in value or in number of shares, whichever is more restrictive) of the outstanding Common Stock of the Corporation, with certain further restrictions and exceptions set forth in the Corporation's charter. Any Person who attempts or proposes to Beneficially Own or Constructively Own shares of Common Stock in excess of the above limitation must notify the Corporation in writing at least 15 days prior to such proposed or attempted Transfer or ownership. Transfers of ownership of shares in violation of the Corporation. Excess Stock has limited economic rights, no voting rights and the Corporation has an option to acquire Excess Stock under certain circumstances. The Corporation will furnish to the holder hereof upon request and without charge a complete written statement of the terms and conditions of the Excess Stock. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charger of the Corporation, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.

     KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
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
   TEN COM -- as tenants in common                               UNIF GIFT MIN ACT -........Custodian................
   TEN ENT -- as tenants by the entireties                                           (Cust)           (Minor)
   TEN ENT -- as joint tenants with right of                                        under Uniform Gift to Minors
              survivorship and not as tenants                                       Act..............................
              in common                                                                           (State)
                                                                 UNIF TRF MIN ACT - .......Custodian (drill age.....)
                                                                                     (Cust)
                                                                                    ...........under Uniform Transfer
                                                                                     (Minor)
                                                                                    to Minors Act....................
                                                                                                  (State)
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    Additional abbreviations may also be used though not in the above list.


  FOR VALUE RECEIVED, ____________________hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------

--------------------------------------

--------------------------------------------------------------------------------
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OR ASSIGNEE)

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                                                                         Shares
-------------------------------------------------------------------------
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                        Attorney
-----------------------------------------------------------------------
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.


Dated
     --------------------------


                                     X
                                      ------------------------------------
                                     X
                                      ------------------------------------
                             NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed





By
  -----------------------------------------
THE SIGNATURE(S) MUST BE GUARANTEED BY AN
ELIGIBLE GUARANTOR INSTITUTION (BANKS
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
AND CREDIT UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM),
PURSUANT TO S.E.C. RULE 17Ad-15